As filed with the Securities and Exchange Commission on February 28, 2003.

                                                       Registration No. 333-____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933


                             HEADWATERS INCORPORATED
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                            87-0547337
--------------------------------                         ----------------------
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

                   10653 South River Front Parkway, Suite 300
                            South Jordan, Utah 84095
                                 (801) 984-9400
          -------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)



                HEADWATERS INCORPORATED 2002 STOCK INCENTIVE PLAN
               --------------------------------------------------
                            (Full title of the plan)


                                 Kirk A. Benson
                   CEO and Chairman of the Board of Directors
                   10653 South River Front Parkway, Suite 300
                            South Jordan, Utah 84095
                                 (801) 984-9400
           ----------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:
                               Harlan M. Hatfield
                             Headwaters Incorporated
                   10653 South River Front Parkway, Suite 300
                            South Jordan, Utah 84095
                                 (801) 984-9400
                                ________________

                                                CALCULATION OF REGISTRATION FEE

______________________________________________________________________________________________________________________________
     Title of                      Amount                 Proposed Maximum              Proposed                    Amount of
   Securities To                    To Be                  Offering Price           Maximum Aggregate             Registration
   Be Registered               Registered (1)                 per Share              Offering Price                    Fee
________________________________________________________________________________________________________________________________
Common Stock
    par value $0.001 per share   850,000 (2)                 $14.21 (3)              $12,078,500 (3)               $1,111.22
________________________________________________________________________________________________________________________________

(1) Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of Registrant's common stock that become issuable under the Headwaters Incorporated 2002 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of Registrant's outstanding shares of common stock.

(2) The 850,000 shares of common stock, par value $0.001 per share, of Headwaters Incorporated (the "Common Stock") stated above consists of the aggregate number of shares which may be sold under the Headwaters Incorporated 2002 Stock Incentive Plan.

(3) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act of 1933. Calculated in accordance with Rule 457(c) and Rule 457(h) on the basis of the average of the high and low prices as of February 27, 2003 of the Registrant's Common Stock as reported on the Nasdaq National Market.

                                _________________



           The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

________________________________________________________________________________

          PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement, as permitted by Rule 424 under the Securities Act of 1933 and the Note to Part I of Form S-8, because such information will be sent or given to employees as specified by Rule 428 of the Securities Act of 1933.



           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended September 30, 2002, filed with the SEC on December 24, 2002 and the Registrant's Definitive Proxy Statement on Schedule 14A filed with the SEC on January 28, 2003 (incorporated by reference in the Registrant's Annual Report on Form 10-K).

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2002, filed with the SEC on February 11, 2003; and the Registrant's Current Reports on Form 8-K, filed with the SEC on October 4, 2002, October 18, 2002 and October 22, 2002.

         (c) The description of the Registrant's common stock contained in Registrant's amended Annual Report on Form 10-K/A, filed with the SEC on April 24, 1996.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 4. Description of Securities.

The Common Stock of Headwaters Incorporated is registered under Section 12 of the Securities Exchange Act of 1934, and accordingly, no description is provided hereunder.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

Article VII of the Registrant's certificate of incorporation exonerates the Registrant's directors from personal liability for monetary damages for breach of the fiduciary duty of care as a director, except for any breach of the directors' duty of loyalty for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, for any improper declaration of dividends or for any transaction from which the director derived an improper personal benefit. Article VII does not eliminate a stockholder's right to seek non-monetary, equitable remedies, such as an injunction or rescission, to redress an action taken by the directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.

The Registrant maintains directors' and officers' liability insurance policies. The Registrant has entered into contracts with its directors and executive officers providing for indemnification of the Registrant's officers and directors to the fullest extent permitted by applicable law.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits

Exhibit
Number                Exhibit

5.1* Opinion of Harlan M. Hatfield regarding legality of securities to be offered.

23.1*             Consent of Ernst & Young LLP, Independent Auditors.

23.2*             Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

23.3              Consent of Harlan M. Hatfield (included in Exhibit 5.1).

24.1              Power of Attorney (included in Part II of this Registration
                  Statement).

99** Amended Headwaters Incorporated 2002 Stock Incentive Plan, incorporated by reference to Exhibit 99.4 to Headwaters' Form 10-K, filed December 24, 2002.

________________

*        Filed herewith.

**       Incorporated by reference.

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                  (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah on February 28, 2003.


                                          HEADWATERS INCORPORATED

                                          By: /s/ Kirk A. Benson
                                             ----------------------------------
                                              Chief Executive Officer, Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Harlan M. Hatfield as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     SIGNATURE                         TITLE                           DATE
     ---------                         -----                           ----

 /s/ Kirk A. Benson           Chief Executive Officer          February 28, 2003
------------------------      and Director
 Kirk A. Benson

 /s/ Steven G. Stewart       Chief Financial and               February 28, 2003
------------------------     Accounting Officer
 Steven G. Stewart

 /s/ James A. Herickhoff     Director                          February 28, 2003
------------------------
 James A. Herickhoff

 /s/ Raymond J. Weller       Director                          February 28, 2003
------------------------
 Raymond J. Weller

 /s/ E. J. "Jake" Garn       Director                          February 28, 2003
------------------------
 E. J. "Jake" Garn

 /s/ R Steve Creamer         Director                          February 28, 2003
------------------------
 R Steve Creamer

 /s/ R. Sam Christensen      Director                          February 28, 2003
------------------------
 R. Sam Christensen

 /s/ William S. Dickinson    Director                          February 28, 2003
------------------------
 William S. Dickinson

 /s/ Malyn K. Malquist       Director                          February 28, 2003
------------------------
 Malyn K. Malquist

                                INDEX TO EXHIBITS


Exhibit
Number                              Exhibit

5.1 Opinion of Harlan M. Hatfield regarding legality of securities to be offered.

23.1              Consent of Ernst & Young LLP, Independent Auditors.

23.2              Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

23.3              Consent of Harlan M. Hatfield (included in Exhibit 5.1).

24.1              Power of Attorney (included in Part II of this Registration
                  Statement).

99 Amended Headwaters Incorporated 2002 Stock Incentive Plan, incorporated by reference to Exhibit 99.4 to Headwaters' Form 10-K, filed December 24, 2002.